Exhibit 99.1

STONE ENERGY CORPORATION

Announces Upcoming Presentation at Jefferies Global Energy Conference and Capital One Southcoast Energy Conference

LAFAYETTE, LA. November 28, 2011

Stone Energy Corporation (NYSE: SGY) today announced that David H. Welch, the company’s President and Chief Executive Officer, Kenneth H. Beer, Executive Vice President and Chief Financial Officer, and Richard L. Smith, Executive Vice President of Exploration and Business Development, will be presenting at the Jefferies Global Energy Conference in Houston, Texas at 1:30 p.m. central time on Wednesday, November 30, 2011. A live webcast will be available in the “Events & Presentations” section of the company’s website, www.StoneEnergy.com. The presentation material will also be available in the “Events & Presentations” section of the company’s website within 24 hours of the presentation.

The company also announced that David H. Welch, the company’s President and Chief Executive Officer, and Kenneth H. Beer, Executive Vice President and Chief Financial Officer, will be presenting at the Capital One Southcoast Energy Conference in New Orleans, Louisiana at 8:20 a.m. central time on Wednesday, December 7, 2011. The presentation material will be available in the “Events & Presentations” section of the company’s website within 24 hours of the presentation.

Stone Energy is an independent oil and natural gas company headquartered in Lafayette, Louisiana, and is engaged in the acquisition, exploration, exploitation, development and operation of oil and gas properties located primarily in the Gulf of Mexico. Stone is also active in the Appalachia region. For additional information, contact Kenneth H. Beer, Chief Financial Officer, at 337-521-2210-phone, 337-521-9880-fax or via e-mail at CFO@StoneEnergy.com.